UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2022

Blackstone Secured Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value per share	BXSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2022, Blackstone Secured Lending Fund (the “Company”) entered into an amendment and restatement agreement (the “Second A&R Agreement”), by and among the Company, as borrower, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto. The Second A&R Agreement amends and restates the amended and restated senior secured credit facility, dated June 30, 2021 (as amended and restated by the Second A&R Agreement, the “Credit Agreement”). The Second A&R Agreement provides for, among other things, (a) an upsize of the aggregate principal amount of the revolving credit commitments under the Credit Agreement from $1,200,500,000 to $1,550,000,000, (b) an upsize of the aggregate principal amount of the term loan commitments under the Credit Agreement from $74.5 million to $75.0 million (c) an upsize of the accordion feature, subject to the satisfaction of various conditions, which could bring total commitments under the Credit Agreement from up to $1.625 billion to up to $2.625 billion, (d) an extension of the revolver availability period from June 2025 to June 2026, (e) an extension of the scheduled maturity date from June 2026 to June 2027, (f) the replacement of the LIBOR benchmark provisions with SOFR benchmark provisions, including applicable credit spread adjustments, and (g) resetting the minimum shareholders’ equity test.

The foregoing description is only a summary of the material provisions of the Second A&R Agreement and is qualified in its entirety by reference to copies of the Second A&R Agreement and the Credit Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Second A&R Agreement.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment and Restatement Agreement dated June 28, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Second Amended and Restated Senior Secured Credit Agreement dated June 28, 2022, by and among the Company, each of the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE SECURED LENDING FUND

Date: June 30, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary